Exhibit 99.2

CXAI Regains Compliance with Nasdaq Minimum Bid Price Requirement

Nasdaq Confirms Minimum Bid Price Matter Closed as CXAI Focuses on Execution of CXAI 2.0 Growth Strategy

PALO ALTO, CA / September 3, 2026 / CXApp Inc. (NASDAQ: CXAI) (“CXAI” or the “Company”), an enterprise AI company focused on transforming how people, places and businesses operate, today announced that it has received formal notification from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

Nasdaq determined that the closing bid price of CXAI’s Class A common stock was at or above $1.00 per share for 10 consecutive business days, from August 19, 2026 through September 1, 2026. Accordingly, Nasdaq has confirmed that the Company has regained compliance with the minimum bid price requirement and that the matter is now closed.

“This is an important milestone for CXAI and removes an uncertainty that has been overhanging our company,” said Khurram Sheikh, Chairman and Chief Executive Officer of CXAI. “With this matter now formally closed, our focus is squarely on execution and building long-term shareholder value.”

Sheikh continued, “We have entered an important new phase for CXAI. Following the expansion of our platform and the addition of EngineRoom, we are advancing CXAI 2.0 — bringing together enterprise AI, Agentic AI capabilities, operational intelligence and an expanded mid-market distribution engine. We believe we now have a stronger foundation from which to accelerate product innovation, expand our customer reach and drive greater operating leverage.”

Focused on the Next Phase of CXAI

CXAI’s strategy is centered on expanding its AI platform across three interconnected dimensions:

Place — applying AI and real-time intelligence to understand and optimize the environments where people work.

Person — using Agentic AI to help individuals and teams turn enterprise context into prioritized actions and measurable outcomes.

Business — connecting operational, customer and commercial data to intelligence designed to improve business decisions and drive growth.

The Company believes its expanded platform, customer relationships and distribution capabilities position CXAI to pursue growth across both enterprise and mid-market customers while continuing to focus on operational efficiency and a path toward profitable growth.

“Nasdaq compliance is an important milestone, but it is not the destination,” Sheikh added. “Our objective is to translate the foundation we have built into products, customers, revenue growth and operating leverage. That is where our attention is now focused.”

About CXApp Inc.

CXApp Inc. is an enterprise agentic AI platform company focused on helping organizations improve productivity, automate workflows and enhance business performance through artificial intelligence.

The Company’s platform combines operational intelligence, analytics, workplace technologies and intelligent automation to deliver measurable business outcomes across enterprise and mid-market organizations.

CXAI serves customers across technology, financial services, healthcare, media and other industries while expanding its AI capabilities through both organic growth and strategic acquisitions.

www.cxapp.com

CXApp Inc.: marketing@cxapp.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

SOURCE: CXApp Inc.

Topic: Regulatory

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